SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

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WELUND FUND, INC
(Name of Registrant as Specified in Charter)

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WELUND FUND, INC.
1940 Zinfandel Drive, Suite C
Rancho Cordova, CA 95670
(916) 797 0207

[January 3, 2006]

Dear Stockholder:

We are providing this information statement to you as a stockholder of record of our outstanding common stock at the close of business on November 30, 2005, to advise you of actions recently approved by the holder of a majority of our issued and outstanding common stock (the “Approving Stockholder”). These recently approved actions will become effective on or about January 25, 2006, which is at least 20 days after this information statement is provide to our stockholders.

On October 5, 2005, the Approving Stockholder approved the reincorporation of our company from Delaware to Nevada which will be accomplished through the merging our Delaware company into a newly formed wholly owned subsidiary, Welund Fund, Inc., a Nevada corporation. The purpose of the reincorporation is solely to change the domicile of our company and shall not be considered a “liquidation, dissolution or winding up” of our company. Our sole director has determined that it is in our best interest to reincorporate under the laws of the State of Nevada in part to eliminate the obligation to pay Delaware’s annual franchise tax. Corporations in Nevada pay no franchise tax, capital stock tax or inventory tax, which will result in substantial savings to us in the future.

We are enclosing our Information Statement that describes the above transactions, our most recently filed quarterly report on Form 10-Q, the form of the Merger Agreement and copies of the Articles of Incorporation and Bylaws for Welund Fund, Inc., a Nevada Corporation.

Please review the enclosed Information Statement carefully.

We Are Not Asking for a Proxy and You are Requested Not to Send a Proxy

Sincerely,

WELUND FUND, INC.

Robert Freiheit, President

Preliminary Statement
(Intended to be Distributed to Shareholders on January 3, 2006)

WELUND FUND, INC.
1940 Zinfandel Drive, Suite C
Rancho Cordova, CA 95670
(916) 797 0207

NOTICE OF ACTION BY MAJORITY STOCKHOLDER WRITTEN CONSENT

To the Stockholders of Welund Fund, Inc.:

On October 5, 2005, Liberty Associates Holdings, LLC, a California limited liability company controlled by our director and president, Robert Freiheit, (the “Approving Stockholder”), who owns 2,240,000 shares, or 65.1%, of our issued and outstanding common stock, approved the reincorporation of our company from Delaware to Nevada to be accomplished through the merging our Delaware company into a newly formed wholly owned subsidiary, Welund Fund, Inc., a Nevada corporation (“Welund-Nevada”), with Welund-Nevada being the surviving corporation.

Our sole director had previously approved the reincorportion and fixed the close of business on November 30, 2005 (the “Record Date”), for the determination of the stockholders entitled to notice of the above actions. As of the Record Date, we had issued and outstanding 3,440,000 shares of common stock. In view of the approval by written consent of the Approving Stockholder, no special meeting or annual meeting of the stockholders will be held, and the above actions will become effective on January 25, 2006 (the “Effective Date”), which is at least 20 days after mailing this notice to the stockholders on or about January 3, 2006.

We Are Not Asking for a Proxy and You are Requested Not to Send a Proxy

Neither the Securities and Exchange Commission nor any state regulatory authority has approved or disapproved these transactions, passed upon the merits or fairness of the transactions, or determined if this information statement is accurate or complete. Any representation to the contrary is a criminal offense.

REINCORPORATION OF OUR COMPANY IN NEVADA

The following discussion summarizes certain aspects of our reincorporation from the State of Delaware to the State of Nevada (the “Reincorporation”) pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) between Welund-Nevada and our existing Delaware corporation. This summary is not intended to be complete and is subject to, and qualified in its entirety by, reference to the Merger Agreement, a copy of which is attached to this Information Statement as Exhibit A, the Articles of Incorporation of Welund-Nevada (the “Nevada Articles”), a copy of which is attached to this Information Statement as Exhibit B, and the Bylaws of Welund-Nevada (the “Nevada Bylaws”), a copy of which is attached to this Information Statement as Exhibit C. Our director and majority shareholder have already approved the Merger Agreement, Nevada Articles and Nevada Bylaws. Copies of our Certificate of Incorporation and the Bylaws (the “Delaware Certificate” and “Delaware Bylaws,” respectively) are available for inspection at our offices and copies will be sent to shareholders, without charge, upon oral or written request directed to: Robert Freiheit, Welund Fund, Inc., 1940 Zinfandel Drive, Suite C, Rancho Cordova, CA 95670, Telephone Number (916) 797 0207. In this discussion of the Reincorporation, the terms, “we,” the “Company” or “Welund-Delaware” refer to the existing Delaware corporation and the term “Welund-Nevada” refers to the new Nevada corporation, which will be the successor to the Company.

Preliminary Statement
(Intended to be Distributed to Shareholders on January 3, 2006)

Principal Reasons for the Reincorporation

The principal reason for Reincorporation from Delaware to Nevada is to eliminate our obligation to pay the annual Delaware franchise tax that will result in significant savings to us in the future. Under Nevada Law, there is no obligation to pay annual franchise taxes and there are no capital stock taxes or inventory taxes. In addition, under Nevada Law, there are minimal reporting and corporate disclosure requirements and the identity of the corporate shareholders is not a part of the public record. Otherwise, the general corporation laws of the States of Delaware and Nevada are quite similar as both states have liberal incorporation laws and favorable tax policies. As detailed below under “The Rights of the Shareholders Will Now be Governed by Nevada Law instead of Delaware Law”, there are other differences in Delaware Law and Nevada Law that may affect the rights of shareholders. However, in the formation of Welund-Nevada, we have endeavored to make no substantive changes in the provisions and terms of the Nevada Articles and Nevada Bylaws from the provisions and terms of the Welund-Delaware Certificate and Delaware Bylaws.

Possible Disadvantages of Reincorporation

A possible disadvantage of Reincorporating from Delaware to Nevada is that Delaware for many years has followed a policy of encouraging incorporation in that state and, in furtherance of that policy, has adopted comprehensive, modern and flexible corporate laws that Delaware periodically updates and revises to meet changing business needs. Because of Delaware’s prominence as a state of incorporation for many large corporations, the Delaware courts have developed considerable expertise in dealing with corporate issues and a substantial body of case law has developed construing Delaware Law and establishing public policies with respect to Delaware corporations. By Reincorporating in Nevada, we may experience less predictability with respect to management of our corporate affairs.

Principal Features of the Reincorporation

The Reincorporation will be effected by the merger (the “Merger”) of Welund-Delaware with and into Welund-Nevada, a wholly owned subsidiary of Welund-Delaware that has been incorporated under Nevada Law for the purposes of the Merger. Welund-Nevada will be the surviving corporation in the Merger and will continue under the name “Welund Fund, Inc.” Welund-Delaware will cease to exist as a result of the Merger.

The Merger will not become effective until the Merger Agreement or an appropriate certificate of merger is filed with the Secretary of State of the State of Nevada and the Secretary of State of the State of Delaware, which will not take place until at least 20 days after the mailing of this Information Statement to our shareholders.

At the effective time of the Merger, the Nevada Articles, the Nevada Bylaws and Nevada Law will govern our corporation operations and activities. However, there are no substantial differences in the Nevada Articles and Nevada Bylaws from the Delaware Certificate and Delaware Bylaws.

Preliminary Statement
(Intended to be Distributed to Shareholders on January 3, 2006)

Upon completion of the Merger, each outstanding share of common stock, par value $0.0001 per share, of Welund-Delaware will be converted into one share of common stock, $0.0001 par value per share, of Welund-Nevada. As a result, the existing shareholders of Welund-Delaware will automatically become shareholders of Welund-Nevada, Welund-Delaware will cease to exist and Welund-Nevada will continue to operate our business under the name “Welund Fund, Inc.”. Welund-Delaware stock certificates will be deemed to represent the same number of Welund-Nevada shares as were represented by such Welund-Delaware stock certificates prior to the Reincorporation. Stockholders currently holding certificates for shares of common stock issued by Welund-Delaware will be able to receive new certificates issued by Welund-Nevada upon the delivery of existing certificates to the transfer agent after the effective date of the Reincorporation. In the event certificate for shares in Welund-Delaware have not been delivered to shareholders, shareholders will receive certificates for shares of common stock in Welund-Nevada within a reasonable period after the consummation of the Reincorporation. We will pay the transfer agent fees and expenses incurred in connection with the issuance and delivery of Welund-Nevada stock certificates to our shareholders. Upon completion of the Reincorporation, the authorized capital stock of Welund-Nevada will consist of 100,000,000 shares of common stock, $0.0001 par value, and 20,000,000 shares of preferred stock, $0.0001 par value, which is identical to the authorized capital stock of Welund-Delaware and there will be 3,440,000 shares of common stock of Welund-Nevada issued and outstanding.

The Reincorporation will not result in any change to our daily business operations or the present location of our principal executive offices in Rancho Cordova, California. The financial condition and results of operations of Welund-Nevada immediately after the consummation of the Reincorporation will be identical to that of Welund-Delaware immediately prior to the consummation of the Reincorporation. In addition, at the effective time of the Merger, the director of Welund-Nevada will be Robert Freiheit who is currently the director of Welund-Delaware and the executive officers of Welund-Delaware immediately prior to the Merger will serve as executive officers of Welund-Nevada upon the effectiveness of the Merger. Currently, Robert Freiheit serves as our president, secretary and treasurer and he will serve in the same capacities for Welund-Nevada. Our director and majority shareholder have already approved the Merger Agreement, Nevada Articles and Nevada Bylaws, copies of which are attached as exhibits to this Information Statement.

The Rights of the Shareholders Will Now be Governed by Nevada Law instead of Delaware Law

The general corporation laws of the State of Nevada (the “Nevada Law”) will now govern the rights of our stockholders rather than the general corporation laws of the State of Delaware (the “Delaware Law”). In the formation of Welund-Nevada, we have made an effort not to make any substantive changes in the Nevada Articles or Nevada Bylaws from the Delaware Certificate and Delaware-Bylaws. Such items such as Welund-Nevada’s duration, the authorized capitalization, rights to issue preferred stock, no cumulative voting rights and the par values of the classes of shares remain the same. Furthermore, Nevada Law and Delaware Law are quite similar with respect to the governing of corporate actions and shareholders’ rights. Nonetheless, there are a few differences in the laws, which may affect your rights or interests. The following is a summary of certain of those considerations.

Delaware has a well-developed body of case law interpreting shareholders rights. Nevada case law concerning the governing and effects of its statutes and regulations is limited and thus you will have more uncertainty concerning the legality of corporate transactions and your right to challenge those transactions.

Under Nevada Law, a director may be removed by a 2/3 vote of the shareholders. Previously, under Delaware Law a vote by only a majority of the shareholders is required to remove a director. The majority of the directors present at a meeting of the board may fill vacancies in the board under Nevada Law even if no quorum is present.

Preliminary Statement
(Intended to be Distributed to Shareholders on January 3, 2006)

Nevada Law permits greater latitude in indemnifying officers and directors and the ability to shield the officers and directors for liabilities. However, the Nevada Articles and Nevada Bylaws provide the same indemnification and liability protections as the current Delaware documents.

Dissenters’ Rights of Appraisal

Pursuant to Section 262 of Delaware Law appraisal rights are available to stockholders of record of constituent corporations in a merger or consolidation entitled to vote on the transaction, except no appraisal rights are available for holders of shares, (i) listed on a national securities exchange or designated as nation market securities; (ii) held by more than 2,000 stockholders, or (iii) no vote of the stockholders of the constituent corporations were required to approve the merger. Because our shares are not listed on a national exchange, we have fewer than 2,000 shareholders and a shareholders’ vote was required to approve the merger appraisal rights exist for shareholders of Welund-Delaware. Dissenting shareholders can effect their appraisal rights by following the procedures set forth in Section 262(d) of Delaware Law.

Termination, Abandonment or Amendment of the Merger Agreement

We anticipate that the Reincorporation will become effective at the earliest practicable date. However, the Merger Agreement provides that at any time before the effective date, the Merger Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the board of directors of either Welund-Delaware or Welund-Nevada, or both, notwithstanding the approval of this Agreement by the majority shareholder of Welund-Delaware or by the sole stockholder of Welund-Nevada, or by both. The boards of directors of Welund-Delaware and Welund-Nevada may amend the Merger Agreement at any time prior to the filing of the Merger Agreement (or certificate in lieu thereof) with the Secretary of State of the State of Nevada, provided that an amendment made subsequent to the adoption of the Merger Agreement by the stockholders of either corporation shall not: (a) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such corporation, (b) alter or change any term of the Nevada Articles to be effected by the Merger, or (c) alter or change any of the terms and conditions of the Merger Agreement if such alteration or change would adversely affect the holders of any class of shares or series of capital stock of either corporation.

Federal Income Tax Consequences of the Reincorporation

We have be advised by counsel that, for federal income tax purposes, the Reincorporation will constitute a reorganization under §368 of the Internal Revenue Code of 1986, as amended, and consequently the holders of common stock will not recognize any gain or loss as a result of the consummation of the Reincorporation and no gain or loss will be recognized by Welund-Delaware or Welund-Nevada. For federal income tax purposes, each holder of common stock will have the same basis in the Welund-Nevada common stock received pursuant to the Reincorporation as he or she had in the common stock held immediately prior to the Reincorporation, and his or here holding period with respect to the Welund-Nevada common stock will include the period during which he or she held the corresponding common stock of Welund-Delaware, so long as the common stock was held as a capital asset at the time of consummation of the Reincorporation.

Although it is not anticipated that state or local income tax consequences to shareholders will vary from the federal income tax consequences described above, shareholders should consult their own tax advisors as to the effect of the reincorporation under state, local or foreign income tax laws.

Preliminary Statement
(Intended to be Distributed to Shareholders on January 3, 2006)

It should be noted that the advice of counsel to the Company is not binding on the Internal Revenue Service, which may challenge the tax-free nature of the reincorporation in the State of Nevada. A success challenge by the Internal Revenue Service could result in taxable income to the Company, Welund-Nevada and the shareholders, as well as other adverse consequences.

Transfer Agent

Welund-Nevada recently engaged Interwest Transfer Co., Inc., 1981 East 4800 South, Suite 100, Salt Lake City, Utah 84117 to act as the transfer agent and registrar for our capital stock. Prior to that time, the Company acted as its own transfer agent. Stockholders currently holding certificates for shares of common stock issued by Welund-Delaware will be able to receive new certificates issued by Welund-Nevada upon the delivery of existing certificates to the transfer agent after the effective date of the Reincorporation. In the event certificate for shares in Welund-Delaware have not been delivered to shareholders, shareholders will receive certificates for shares of common stock in Welund-Nevada within a reasonable period after the consummation of the Reincorporation. The Company will pay all transfer agent fees and expenses incurred in connection with the issuance and delivery of the Welund-Nevada stock certificates to our shareholders.

WELUND FUND, INC., a Delaware corporation

By Order of the Board of Directors

/s/ Robert Freiheit
Robert Freiheit, President